Exhibit 99.1

CONTACT:	Investor Relations 404-715-6679 Corporate Communications 404-715-2554

Delta Air Lines Reports Results for June 2006 Quarter

ATLANTA, August 9, 2006 - Delta Air Lines (Other OTC: DALRQ) today reported results for the quarter ended June 30, 2006. Key points include:

•	Delta’s second quarter net loss was $2.2 billion.

•	Excluding reorganization items, second quarter net income was $175 million. [1,2]

•
Delta continued its substantial restructuring by reducing employment costs through a new comprehensive agreement with its pilots and a reduction in corporate overhead, restructuring its route network through significant international growth, and lowering aircraft costs through negotiations, lease rejections and aircraft returns.

•	As of June 30, 2006, Delta had $4.0 billion in cash, cash equivalents and short-term investments, of which $2.9 billion was unrestricted.

Delta reported a net loss of $2.2 billion in the second quarter of 2006, compared to a net loss of $382 million in the second quarter of 2005. Excluding the reorganization items described below, net income was $175 million in the second quarter of 2006, a $479 million improvement compared to the $304 million net loss excluding special items in the second quarter of 2005.1 Operating margin for the quarter was 7.9 percent, a 10.9 point increase over the same period in the prior year.

Delta also filed its Monthly Operating Report for June 2006 with the U.S. Bankruptcy Court today. In that report, the company reported a net loss of $2.2 billion for the month. Excluding reorganization items, June 2006 net income was $145 million.

“Delta has made important progress toward our restructuring goals and remains on track to exit bankruptcy in the first half of 2007 - accomplishments that would not have been possible without the participation and commitment of all Delta people,” said Gerald Grinstein, Delta’s chief executive officer. “With more work ahead of us to return to financial health, continued execution of our plan - including improving our product and providing superior service to our customers - will be crucially important going into the industry’s less robust travel season.”

Financial Performance
Second quarter operating revenues increased by $406 million or 9.6 percent compared to the second quarter of 2005, despite a 6.8 percent decrease in capacity. Passenger unit revenues increased 17 percent compared to the June 2005 quarter as a result of a 15.0 percent improvement in yield. These results reflect the positive impact of Delta’s strategic initiatives, including the restructuring of its route network and fare increases, which reflect strong passenger demand and capacity reductions in the airline industry.

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Passenger load factor for the second quarter was 79.7 percent, a 1.4 point increase as compared to the second quarter of 2005. During the June quarter, Delta achieved its highest daily load factor on record - 94.4 percent on June 30th.

Operating expenses for the second quarter decreased 2.1 percent from the corresponding period in the prior year, despite a fuel expense increase of $313 million attributable to higher fuel prices.3  Fuel prices rose 30 percent year over year to $2.08 per gallon, driving a 5 percent increase in consolidated unit costs. However, as a result of the cost reduction initiatives included in Delta’s restructuring plan, mainline unit costs excluding fuel and prior year special items decreased 3.3 percent.4

Restructuring Progress
In September 2005, Delta announced a comprehensive restructuring plan intended to deliver an additional $3 billion in annual financial benefits through revenue improvements and cost reductions by the end of 2007. During the June 2006 quarter, Delta continued its restructuring progress by:

•
Implementing a new comprehensive agreement with the Air Line Pilots Association (ALPA), representing Delta pilots, which provides the company with approximately $280 million in average annual pilot labor cost savings through a combination of changes to pay, benefits and work rules. After ratification by the pilots and approval by the Bankruptcy Court, the agreement became effective June 1, 2006. The Pension Benefit Guaranty Corporation (PBGC) has appealed to the United States District Court the Bankruptcy Court’s order authorizing Delta to enter into the new agreement with ALPA. In the agreement, ALPA agreed to not oppose termination of the defined benefit pension plan for pilots (Pilot Plan). On June 19, a notice of intent to terminate the Pilot Plan was filed with the PBGC and, on August 4, Delta filed a motion with the Bankruptcy Court to seek a determination that the company satisfies the financial requirements for a distress termination of the Pilot Plan.

•
Continuing the largest international expansion in Delta’s history, which resulted in an international capacity increase of 21.5 percent compared to the June 2005 quarter. Delta has launched 11 new transatlantic routes since March 2006, including new service between its Atlanta hub and Copenhagen, Athens and Venice, and now offers more service between the United States and destinations across Europe, India and Israel than any other global carrier.

•
Reducing aircraft ownership costs by negotiating more favorable lease terms and eliminating older, less efficient aircraft from its fleet. On June 30, 2006, Delta had 457 mainline aircraft in its fleet, a reduction of 65 aircraft from June 30, 2005.

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•	Completing a $200 million initiative to streamline corporate structure and improve Delta’s productivity and effectiveness, which involved the elimination of more than 1,000 management positions.

"Delta’s second quarter results continue to reflect both the solid progress we are making in our restructuring and the substantial challenges we are facing from high fuel prices,” said Edward H. Bastian, Delta’s executive vice president and chief financial officer. “We are aggressively restructuring our business, and our improving financial results are proof that our plan is taking hold. Despite the more than $300 million impact of higher fuel prices, Delta produced its first quarterly net profit, excluding reorganization or special items, since December 2000.”

Liquidity
At June 30, 2006, the company had $4.0 billion in cash, cash equivalents and short-term investments, of which $2.9 billion was unrestricted. Capital expenditures during the June 2006 quarter were $73 million. At June 30, 2006, Delta was in compliance with all of the financial covenants in its post-petition financing arrangements.

Fuel Hedging
Delta received authorization from the Bankruptcy Court, with the support of the unsecured creditors’ committee in its Chapter 11 proceedings, to enter into fuel hedging contracts within certain limits. For the June 2006 quarter, Delta hedged approximately 34% of its fuel consumption, resulting in a gain of $2 million. As of July 31, 2006, Delta had hedged approximately 49% of its planned fuel consumption for the September 2006 quarter at an average price of $2.13 per gallon.

Reorganization and Special Items
In the second quarter of 2006, Delta recorded $2.4 billion in non-cash charges for reorganization items. These items primarily relate to:

•	a $2.1 billion charge for the allowed general, unsecured pre-petition claim in conjunction with the pilot collective bargaining agreement.
•
a $284 million charge primarily reflecting estimated pre-petition bankruptcy claims from restructuring the financing arrangements of 16 aircraft, the rejection of 14 aircraft leases and the return to the lessor of one aircraft.

In the second quarter of 2005, Delta recorded $78 million in charges for special items, including (1) a $96 million charge associated with pension and related items and (2) an $18 million benefit from a net reduction in Delta’s valuation allowance.

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Other Matters
Included with this press release are Delta’s Consolidated Statements of Operations for the three and six months ended June 30, 2006; a statistical summary for that period; selected balance sheet data as of June 30, 2006 and December 31, 2005; and a reconciliation of certain GAAP to non-GAAP financial measures. The Consolidated Statements of Operations present Delta’s net loss as reported under GAAP, as well as Delta’s net loss excluding reorganization and special items.

About Delta
Delta Air Lines offers customers service to more destinations than any other global airline with Delta and Delta Connection carrier service to 295 destinations in 46 countries. With more than 50 new international routes added in the last year, Delta is America’s fastest growing international airline and is the world’s leading carrier between the United States and Europe with flights to 29 trans-Atlantic destinations. To Latin America, Delta offers nearly 500 weekly flights to 47 destinations and is on track to become the second-largest carrier in the region. Delta's marketing alliances also allow customers to earn and redeem SkyMiles on more than 14,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Including its SkyTeam partners, Delta offers flights to 470 worldwide destinations in 96 countries. Customers can check in for flights, print boarding passes and check flight status at delta.com.

Endnotes
_____________________

1
Note 1 to the attached Consolidated Statements of Operations shows a reconciliation of Delta’s net loss reported under accounting principles generally accepted in the United States (GAAP) to the net loss excluding reorganization and special items, as well as reconciliations of other financial measures including and excluding reorganization and special items. Delta excludes reorganization and special items because the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance.

2
Reorganization items refers to revenues, expenses, gains or losses that are realized or incurred by us that are due to our reorganization under Chapter 11 of the U.S. Bankruptcy Code. In accordance with GAAP, these items are required to be separately classified in the Consolidated Statements of Operations.

3	Includes the impact of fuel price increases reflected in both fuel expense and contract carrier arrangements in the Consolidated Statements of Operations.

4
Delta presents mainline unit costs excluding fuel expense and special items because management believes (a) high fuel prices during the June 2006 quarter mask the progress the Company achieved toward its business plan targets and (b) the exclusion of the special items is helpful to investors to evaluate the Company’s recurring operational performance.

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings; our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time; our ability to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for us to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; our ability to obtain and maintain normal terms with vendors and service providers; our ability to maintain contracts that are critical to our operations; our ability to maintain adequate liquidity to fund and execute our business plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; our ability to comply with financial covenants in our financing agreements; labor issues, including our ability to reduce our pilot labor costs to the level called for by our business plan and possible strikes or job actions by unionized employees; our ability to implement our business plan successfully; the cost of aircraft fuel; pension plan funding obligations; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; restructurings by competitors; the effects of terrorist attacks; and competitive conditions in the airline industry.

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Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Form 10-K, filed on March 27, 2006 and its Form 10-Q, filed on May 12, 2006.

The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities.  No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these liabilities or securities.

We believe that our currently outstanding common stock will have no value and will be canceled under any plan of reorganization we propose, and that the value of our various pre-petition liabilities and other securities is highly speculative.  Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.  Investors and other interested parties can obtain information about Delta’s Chapter 11 filing on the Internet at delta.com/restructure. Court filings and claims information are available at deltadocket.com.  Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of August 9, 2006, and which Delta has no current intention to update.

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DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended
	June 30,		Percent
(In millions)	2006	2005	Change
OPERATING REVENUE:
Passenger:
Mainline	$3,193	$3,045	4.9%
Regional affiliates	1,035	830	24.7%
Cargo	128	127	0.8%
Other, net	299	247	21.1%
Total operating revenue	4,655	4,249	9.6%
OPERATING EXPENSES:
Salaries and related costs	1,014	1,298	-21.9%
Aircraft fuel	1,111	1,054	5.4%
Contract carrier arrangements (a)	660	211	212.8%
Depreciation and amortization	318	326	-2.5%
Contracted services	257	270	-4.8%
Landing fees and other rents	191	227	-15.9%
Passenger commissions and other selling expenses	234	250	-6.4%
Aircraft maintenance materials and outside repairs	187	206	-9.2%
Aircraft rent	73	151	-51.7%
Passenger service	81	95	-14.7%
Restructuring, asset write downs, pension settlements, and related items, net	10	96	-89.6%
Other	150	194	-22.7%
Total operating expenses	4,286	4,378	-2.1%
OPERATING INCOME (LOSS)	369	(129)	-386.0%
OTHER (EXPENSE) INCOME:
Interest expense (contractual interest expense equals $306 for three months ended June 30, 2006)	(227)	(288)	-21.2%
Interest income	18	14	28.6%
Miscellaneous expense, net	19	3	533.3%
Total other expense, net	(190)	(271)	-29.9%
INCOME (LOSS) BEFORE REORGANIZATION ITEMS, NET	179	(400)	-144.8%
REORGANIZATION ITEMS, NET	(2,380)	-	NM
LOSS BEFORE INCOME TAXES	(2,201)	(400)	450.3%
INCOME TAX (PROVISION) BENEFIT	(4)	18	-122.2%
NET LOSS	(2,205)	(382)	477.2%
PREFERRED STOCK DIVIDENDS	-	(6)	-100.0%
NET LOSS ATTRIBUTABLE TO COMMON
SHAREOWNERS	$(2,205)	$(388)	468.3%
NET INCOME (LOSS) EXCLUDING REORGANIZATION AND SPECIAL ITEMS	$175	$(304)	-157.6%
OPERATING MARGIN	7.9%	-3.0%	10.9	pts

(a) Includes the expenses under our contract carrier agreements with Chautauqua Airlines, Inc. and SkyWest Airlines, Inc. for all periods presented; and Atlantic Southeast Airlines, Inc., Freedom Airlines, Inc., and Shuttle America Corporation for the June 2006 quarter.

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DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Consolidated Statements of Operations
(Unaudited)
	Six Months Ended
	June 30,		Percent
(In millions)	2006	2005	Change
OPERATING REVENUE:
Passenger:
Mainline	$5,765	$5,694	1.2%
Regional affiliates	1,893	1,520	24.5%
Cargo	251	259	-3.1%
Other, net	465	482	-3.5%
Total operating revenue	$8,374	$7,955	5.3%
OPERATING EXPENSES:
Salaries and related costs	2,180	2,709	-19.5%
Aircraft fuel	2,040	1,938	5.3%
Contract carrier arrangements (a)	1,269	415	205.8%
Depreciation and amortization	619	639	-3.1%
Contracted services	518	542	-4.4%
Landing fees and other rents	483	442	9.3%
Passenger commissions and other selling expenses	446	501	-11.0%
Aircraft maintenance materials and outside repairs	383	383	0.0%
Aircraft rent	168	294	-42.9%
Passenger service	152	179	-15.1%
Restructuring, asset write downs, pension settlements, and related items, net	19	627	-97.0%
Other	213	372	-42.7%
Total operating expenses	8,490	9,041	-6.1%
OPERATING LOSS	(116)	(1,086)	-89.3%
OTHER (EXPENSE) INCOME:
Interest expense (contractual interest expense equals $615 for six months ended June 30, 2006)	(441)	(556)	-20.7%
Interest income	30	28	7.1%
Miscellaneous expense, net	19	(1)	NM
Total other expense, net	(392)	(529)	-25.9%
LOSS BEFORE REORGANIZATION ITEMS, NET	(508)	(1,615)	-68.5%
REORGANIZATION ITEMS, NET	(3,783)	-	NM
LOSS BEFORE INCOME TAXES	(4,291)	(1,615)	165.7%
INCOME TAX BENEFIT	17	162	-89.5%
NET LOSS	(4,274)	(1,453)	194.2%
PREFERRED STOCK DIVIDENDS	(2)	(11)	-81.8%
NET LOSS ATTRIBUTABLE TO COMMON
SHAREOWNERS	$(4,276)	$(1,464)	192.1%
NET LOSS EXCLUDING REORGANIZATION AND SPECIAL ITEMS	$(182)	$(988)	-81.6%
OPERATING MARGIN	-1.4%	-13.7%	12.3	pts

(a) Includes the expenses under our contract carrier agreements with Chautauqua Airlines, Inc. and SkyWest Airlines, Inc. for all periods presented; and Atlantic Southeast Airlines, Inc., Freedom Airlines, Inc., and Shuttle America Corporation for the six months ended June 30, 2006.

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DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Statistical Summary
(Unaudited)

	Three Months Ended
	June 30,				Percent
	2006		2005		Change
Consolidated:
Revenue Passenger Miles (millions) (a)	30,053		31,664		-5.1%
Available Seat Miles (millions) (a)	37,718		40,475		-6.8%
Passenger Mile Yield (a)	14.07	¢	12.24	¢	15.0%
Operating Revenue Per Available Seat Mile (a)	12.34	¢	10.50	¢	17.5%
Passenger Revenue Per Available Seat Mile (a)	11.21	¢	9.58	¢	17.0%
Operating Cost Per Available Seat Mile (a)	11.36	¢	10.82	¢	5.0%
Operating Cost Per Available Seat Mile - excluding special items - see Note 1 (a)	11.36	¢	10.58	¢	7.4%
Operating Cost Per Available Seat Mile - excluding fuel expense and special items - see Note 1 (a)	8.42	¢	7.98	¢	5.5%
Passenger Load Factor (a)	79.68%		78.23%		1.4	pts
Breakeven Passenger Load Factor (a)	72.72%		80.84%		-8.1	pts
Breakeven Passenger Load Factor - excluding special items- see Note 1 (a)	72.72%		78.91%		-6.2	pts
Passengers Enplaned (thousands) (a)	27,221		31,582		-13.8%
Fuel Gallons Consumed (millions)	534		657		-18.7%
Average Price Per Fuel Gallon, net of hedging gains	$2.08		$1.60		30.0%
Number of Aircraft in Fleet, End of Period	625		869		-28.1%
Full-Time Equivalent Employees, End of Period	51,700		65,300		-20.8%
Mainline:
Revenue Passenger Miles (millions)	25,658		27,497		-6.7%
Available Seat Miles (millions)	32,101		34,698		-7.5%
Operating Cost Per Available Seat Mile	10.22	¢	10.11	¢	1.1%
Operating Cost Per Available Seat Mile - excluding special items - see Note 1	10.22	¢	9.83	¢	4.0%
Operating Costs Per Available Seat Mile - excluding fuel expense and special items - see Note 1	7.05	¢	7.29	¢	-3.3%
Number of Aircraft in Fleet, End of Period	457		522		-12.5%

(a) Includes the operations under contract carrier agreements with unaffiliated regional carriers: Chautauqua Airlines, Inc. and SkyWest Airlines, Inc. for all periods presented; and Atlantic Southeast Airlines, Inc., Freedom Airlines, Inc., and Shuttle America Corporation for the June 2006 quarter.

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DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Statistical Summary
(Unaudited)

	Six Months Ended
	June 30,				Percent
	2006		2005		Change
Consolidated:
Revenue Passenger Miles (millions) (a)	56,437		59,840		-5.7%
Available Seat Miles (millions) (a)	72,321		78,352		-7.7%
Passenger Mile Yield (a)	13.57	¢	12.06	¢	12.5%
Operating Revenue Per Available Seat Mile (a)	11.58	¢	10.15	¢	14.1%
Passenger Revenue Per Available Seat Mile (a)	10.59	¢	9.21	¢	15.0%
Operating Cost Per Available Seat Mile (a)	11.74	¢	11.54	¢	1.7%
Operating Cost Per Available Seat Mile - excluding special items - see Note 1 (a)	11.57	¢	10.74	¢	7.7%
Operating Cost Per Available Seat Mile - excluding fuel expense and special items - see Note 1 (a)	8.75	¢	8.27	¢	5.8%
Passenger Load Factor (a)	78.04%		76.37%		1.7
Breakeven Passenger Load Factor (a)	79.22%		87.87%		-8.7
Breakeven Passenger Load Factor - excluding special items- see Note 1 (a)	76.06%		81.24%		-5.2
Passengers Enplaned (thousands) (a)	52,752		60,812		-13.3%
Fuel Gallons Consumed (millions)	1,034		1,281		-19.3%
Average Price Per Fuel Gallon, net of hedging gains	$1.97		$1.51		30.5%
Number of Aircraft in Fleet, End of Period	625		869		-28.1%
Full-Time Equivalent Employees, End of Period	51,700		65,300		-20.8%
Mainline:
Revenue Passenger Miles (millions)	48,139		51,982		-7.4%
Available Seat Miles (millions)	61,529		67,159		-8.4%
Operating Cost Per Available Seat Mile	10.65	¢	10.93	¢	-2.6%
Operating Cost Per Available Seat Mile - excluding special items - see Note 1	10.46	¢	9.99	¢	4.7%
Operating Costs Per Available Seat Mile - excluding fuel expense and special items - see Note 1	7.42	¢	7.59	¢	-2.2%
Number of Aircraft in Fleet, End of Period	457		522		-12.5%

(a) Includes the operations under contract carrier agreements with unaffiliated regional carriers: Chautauqua Airlines, Inc. and SkyWest Airlines, Inc. for all periods presented; and Atlantic Southeast Airlines, Inc., Freedom Airlines, Inc., and Shuttle America Corporation for the six months ended June 30, 2006.

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DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Selected Balance Sheet Data
(In Millions)

	June 30,	December 31,
	2006	2005
	(Unaudited)

Cash and cash equivalents [1]	$2,431	$2,008
Short-term investments	464	-
Restricted cash, including noncurrent	1,097	928
Total assets	20,737	20,039
Total debt and capital leases, including current maturities	7,907	7,743
Total liabilities subject to compromise	20,989	17,380
Total shareowners' deficit	(13,866)	(9,895)

1 Cash and cash equivalents as of June 30, 2006 includes $198 million which is set aside for payment of certain operational taxes and fees to various governmental authorities.

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Note 1: The following tables show reconciliation of certain financial measures adjusted for the items shown below.

	Three Months Ended				Six Months Ended				One Month Ended
	June 30,				June 30,				June 30,
(in millions)	2006		2005		2006		2005		2006	2005
Net loss	$(2,205)		$(382)		$(4,274)		$(1,453)		$(2,162)	$(79)
Items excluded:
Pension and related charges	-		96		-		617		-	96
Aircraft charges	-		-		-		10		-	-
Accounting Adjustments	-		-		310				-	-
Reorganization items, net	2,380		-		3,783		-		2,307	-
Deferred Tax reserve	-		(18)		-		(162)		-	(18)
Total items excluded	2,380		78		4,093		465		2,307	78
Net loss excluding special items	$175		$(304)		$(181)		$(988)		$145	$(1)

(in millions)
Operating expenses	$4,286		$4,378		$8,490		$9,041
Items excluded:
Pension and related charges	-		(96)		-		(617)
Accounting Adjustments	-		-		(120)		-
Aircraft charges	-		-		-		(10)
Total items excluded	-		(96)		(120)		(627)
Operating expenses excluding special items	$4,286		$4,282		$8,370		$8,414

(in millions)
Mainline operating expenses	$3,282		$3,507		$6,555		$7,338
Items excluded:
Pension and related charges	-		(96)		-		(617)
Accounting Adjustments	-		-		(120)		-
Aircraft charges	-		-		-		(10)
Total items excluded	-		(96)		(120)		(627)
Mainline operating expenses excluding special items	$3,282		$3,411		$6,435		$6,711
Fuel expense	($1,017)		(881)		($1,868)		($1,615)
Mainline operating expenses excluding fuel expense and special items	$2,265		$2,530		$4,567		$5,096

CASM	11.36	¢	10.82	¢	11.74	¢	11.54	¢
Items excluded:
Pension and related charges	-		(0.24)		-		(0.79)
Accounting Adjustments	-		-		(0.17)		-
Aircraft charges	-		-		-		(0.01)
Total items excluded	-		(0.24)		(0.17)		(0.80)
CASM excluding special items	11.36	¢	10.58	¢	11.57	¢	10.74	¢
Fuel expense	(2.94)		(2.60)		(2.82)		(2.47)
CASM excluding fuel expense and special items	8.42	¢	7.98	¢	8.75	¢	8.27	¢

Mainline CASM	10.22	¢	10.11	¢	10.65	¢	10.93	¢
Items excluded:
Pension and related charges	-		(0.28)		-		(0.93)
Accounting Adjustments	-		-		(0.19)		-
Aircraft charges	-		-		-		(0.01)
Total items excluded	-		(0.28)		(0.19)		(0.94)
Mainline CASM excluding special items	10.22	¢	9.83	¢	10.46	¢	9.99	¢
Fuel expense	(3.17)		(2.54)		(3.04)		(2.40)
Mainline CASM excluding fuel expense and special items	7.05	¢	7.29	¢	7.42	¢	7.59	¢

Breakeven load factor	72.72%		80.84%		79.22%		87.87%
Items excluded:
Pension and related charges	-		(1.93)		-		(6.52)
Accounting Adjustments	-		-		(3.16)		-
Aircraft charges	-		-		-		(0.11)
Total items excluded	-		(1.93)		(3.16)		(6.63)
Breakeven load factor excluding special items	72.72%		78.91%		76.06%		81.24%

Three
Months Ended
(in millions)	June 30,
Capital Expenditures	2006
Cash used by investing activities - GAAP
Flight equipment additions	$40
Ground property & equipment additions	33
Capital expenditures	$73

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Note 2: June 2006 Quarter Traffic, Capacity, Load Factor, Yield and Unit Revenue vs. June 2005 Quarter

Year-Over-Year Change
	North America	Atlantic	Latin America	Pacific
Traffic	(12.9%)	18.1%	29.8%	1.0%
Capacity	(15.1%)	21.6%	24.4%	(0.1%)
Load Factor	2.1 pts	(2.5 pts)	3.0 pts	0.9 pts
Yield	20.7%	4.4%	0.5%	3.7%
Passenger Unit Revenue	23.9%	1.4%	4.9%	4.9%

Note 3: 2006 Capacity Guidance

	3Q 2006	Full Year 2006
System Domestic International Mainline Domestic International	Down 4 - 5% Down 13 - 15% Up 24 - 26% Down 4 - 6% Down 15 - 17% Up 25 - 27%	Down 5 - 7% Down 12 - 14% Up 19 - 21% Down 5 - 7% Down 15 - 17% Up 19 - 21%

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